UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2012

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

Attached hereto as Exhibit 99.01 and incorporated by reference herein is a press release describing the pricing of a public offering of $6 billion aggregate principal amount of notes pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  The information provided under this Item 7.01 and in the press release shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01              Other Events.

On December 4, 2012, Intel Corporation (the “Company”) entered into an underwriting agreement dated December 4, 2012 (the “Underwriting Agreement”) among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, for the sale of $3,000,000,000 aggregate principal amount of its 1.350% notes due 2017 (the “2017 Notes”), $1,500,000,000 aggregate principal amount of its 2.700% notes due 2022 (the “2022 Notes”), $750,000,000 aggregate principal amount of its 4.000% notes due 2032 (the “2032 Notes”) and $750,000,000 aggregate principal amount of its 4.250% notes due 2042 (the “2042 Notes” and, together with the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Notes”).  The Notes to be sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 filed on December 4, 2012 (File No. 333-185253).

The aggregate public offering price of the Notes is $5.98 billion and the net proceeds from the offering are estimated to be approximately $5.96 billion, after deducting underwriting discounts from the public offering price.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 1.01 hereto, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description
1.01

Underwriting Agreement, dated as of December 4, 2012, among Intel Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

99.01	Press release dated December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

/s/ Cary I. Klafter
Cary I. Klafter
Date: December 4, 2012	Corporate Secretary